GOODRICH CORPORATION	EXHIBIT 21
Parent and Subsidiaries of Registration

		Percentage Of
	Place Of	Voting Securities
Consolidated Subsidiary Companies	Organization	Owned
Goodrich Corporation (Registrant; there are no parents of of the registrant)	New York
AS Engineering, Inc.	Arizona	100.00
Brecksville Road Realty (I), LLC	Delaware	100.00
First Charter Insurance Company	Vermont	100.00
Freedom Textile Chemical Company (South Carolina), Inc.	Delaware	100.00
HEJ Holding, Inc.	Delaware	69.90
Goodrich TMM Luxembourg B.V.	The Netherlands	100.00
Goodrich XCH Luxembourg B.V.	The Netherlands	100.00
Goodrich Aerospace de Mexico S.de R.L de C.V	Mexico	.10
Goodrich Aerospace Properties S. de. R.L. de. C.V.	Mexico	.10
Goodrich (Gibraltar) Holding Limited	Gibraltar	100.00
Goodrich Investments Limited	Gibraltar	100.00
Goodrich Luxembourg S.à.r.l..	Luxembourg	100.00
Goodrich Luxembourg S.C.S.	Luxembourg	50.00
Goodrich Mexicali S.à.r.l.	Luxembourg	100.00
Goodrich Aerospace de Mexico S. de R.L de C.V.	Mexico	99.90
Goodrich Aerospace Properties S. de. R.L. de. C.V.	Mexico	99.90
Global Goodrich Control Systems Holding Limited	Mauritius	100.00
Goodrich Control Systems Pte. Ltd.	Singapore	100.00
PT Goodrich Pindad Aeronautical Systems	Indonesia	51.00
Goodrich TAECO Aeronautical Systems (Xiamen)	China	65.00
Goodrich Control Systems Ltd.	Canada	100.00
Goodrich Holding S.A.S.	France	100.00
Goodrich Actuation Systems S.A.S.	France	100.00
Aerolec SAS	France	60.00
Goodrich Aerospace Europe S.A.S.	France	100.00
Rohr Southern Industries	Delaware	.03
Rohr Aero Services LLC	Delaware	.03
Goodrich Holding S.A.S.	France	99.94
Goodrich Aerospace Services S.A.S.	France	100.00
Rosemount Aerospace S.à.r.l.	France	100.00
Goodrich Capital	Gibraltar	100.00
Goodrich Control Systems Pty. Ltd.	Australia	100.00
Goodrich Limited	United Kingdom	100.00
Goodrich Holding UK Limited	United Kingdom	100.00
A-Chem (U.K.) Limited	United Kingdom	100.00
Goodrich Aerospace UK Limited	United Kingdom	100.00
Goodrich Landing Systems Services Limited	United Kingdom	100.00
Rohr Aero Services Limited	United Kingdom	100.00
Rosemount Aerospace Limited	United Kingdom	100.00
Rosemount Aerospace Properties Limited	United Kingdom	100.00
Simmonds Precision Limited	United Kingdom	100.00
Goodrich Holding GmbH	Germany	100.00
Goodrich Control Systems GmbH	Germany	100.00
Rosemount Aerospace GmbH	Germany	100.00
Current as of 12/31/2007

EXHIBIT 21

GOODRICH CORPORATION
Parent and Subsidiaries of Registration

		Percentage Of
	Place Of	Voting Securities
Consolidated Subsidiary Companies	Organization	Owned
Goodrich Aerospace Pte. Ltd.	Singapore	100.00
Goodrich Aerospace Pty. Limited	Australia	100.00
Goodrich Aerospace Services Private Limited	India	100.00
Goodrich Asia Holding Pte. Ltd	Singapore	100.00
Goodrich Asia-Pacific Limited	Hong Kong	51.00
Goodrich Cargo Systems LLC	Delaware	100.00
Goodrich Control Systems, Inc.	Delaware	100.00
Goodrich Controls Holding Limited	United Kingdom	100.00
Goodrich Actuation Systems Limited	United Kingdom	100.00
Goodrich Control Systems Limited	United Kingdom	100.00
Goodrich Pension Trustees Limited	United Kingdom	100.00
Goodrich Customer Services Inc.	Delaware	100.00
Goodrich Finance LLC	Delaware	100.00
Goodrich Japan, Ltd.	Japan	100.00
Goodrich Lighting Systems, Inc.	Florida	100.00
Goodrich Lighting Systems GmbH & Co. KG	Germany	100.00
Goodrich Lighting Systems Holding GmbH	Germany	100.00
Goodrich Lighting Systems GmbH	Germany	100.00
Goodrich Liegenschaften GmbH	Germany	100.00
Goodrich Verwaltungs GmbH	Germany	100.00
Goodrich Pump & Engine Control Systems, Inc.	Delaware	100.00
AMI Industries, Inc.	Colorado	100.00
Advanced Egress Systems, Inc.	Delaware	100.00
AMI Industries FSC, Inc.	Virgin Islands	100.00
Walbar Inc.	Delaware	100.00
CII Holdings Inc	Delaware	100.00
Goodrich Canada, Inc.	Delaware	100.00
Goodrich Aerospace Canada Ltd	Ontario, Canada	100.00
Goodrich Krosno Sp.z.o.o.	Poland	100.00
Delavan Inc	Delaware	100.00
Delavan Spray, LLC	Delaware	100.00
Goodrich (Great Britain) Limited	United Kingdom	100.00
Delavan Limited	United Kingdom	100.00
Delavan European Marketing Company Limited	United Kingdom	100.00
Goodrich Holdings Inc	Delaware	100.00
Goodrich Landing Gear, LLC	Delaware	100.00
GPEC International Corporation	Barbados	100.00
Menasco Aerosystems, Inc.	Delaware	100.00
Goodrich Singapore, Inc.	Delaware	100.00
HEJ Holding, Inc.	Delaware	6.10
Inrich Corporation	New York	100.00
International Goodrich Technology Corporation	Delaware	100.00
Goodrich FSC, Inc.	Barbados	100.00
Ithaco Space Systems Inc.	Delaware	100.00
JMS I Corporation	Delaware	100.00
Delfzijl Resin C.V.	The Netherlands	100.00

EXHIBIT 21

GOODRICH CORPORATION
Parent and Subsidiaries of Registration

		Percentage Of
	Place Of	Voting Securities
Consolidated Subsidiary Companies	Organization	Owned
GF Finance LLC	Delaware	100.00
Goedrijk Finance C.V.	The Netherlands	100.00
ALA Corporation	Delaware	100.00
CMK Corporation	Delaware	100.00
Kalama Specialty Chemicals, Inc.	Washington	100.00
Kinsman Road Realty Corporation	Ohio	100.00
Rohr, Inc	Delaware	100.00
Rohr Aero Services Center do. Brasil Ltda.	Brazil	.10
Goodrich Aerospace Europe, Inc.	Delaware	100.00
Goodrich Luxembourg S.C.S.	Luxembourg	50.00
Goodrich Aftermarket (Singapore) S.à.r.l.	Luxembourg	100.00
Goodrich Aerospace Europe GmbH	Germany	100.00
HEJ Holding, Inc.	Delaware	24.00
Goodrich Aerostructures Integration Services, Inc.	Delaware	100.00
RE Components Inc.	Delaware	100.00
Goodrich Aerostructures Service Center-Asia Pte. Ltd.	Singapore	60.00
Rohr Finance Corporation	Delaware	100.00
Rohr Foreign Sales Corporation	Guam	100.00
Rohr, Inc.	Maine	100.00
Rohr International Sales Corporation	Delaware	100.00
Rohr International Service Corporation	Delaware	100.00
Rohr Industries, Inc.	Kentucky	100.00
Rohr Southern Industries, Inc.	Delaware	100.00
Tolo Incorporated	California	100.00
Rohr Aero Services LLC	Delaware	100.00
Rohr Aero Services Center do. Brasil Ltda.	Brazil	99.90
Rosemount Aerospace Inc.	Delaware	100.00
Safeway Products Inc.	Connecticut	100.00
Sensors Unlimited, Inc.	New Jersey	100.00
Siltown Realty, Inc.	Alabama	100.00
Simmonds Precision Products, Inc.	New York	100.00
Simmonds Precision Engine Systems, Inc.	New York	100.00
TSA Holdings Inc.	Delaware	100.00
TSA-rina Holding B.V.	The Netherlands	100.00
Prosytec S.A.	France	100.00
Prosytec Italia S.R.L.	Italy	100.00
Universal Propulsion Company, Inc.	Delaware	100.00
BFGoodrich Capital	Delaware	100.00
The Registrant also owns 50% of Goodrich — Messier, Inc., incorporated in Delaware; 50% of Messier - Goodrich S.A., organized under the laws of France; 40% of Compania Espanola De Sistemas Aeronauticos SA, organized under the laws of Spain. First Charter Insurance Company owns 7.75% of United Insurance Company, organized under the laws of the Cayman Islands, which owns 100% of Tortuga Casualty Co., organized under the laws of the Cayman Islands.